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                                                                    Exhibit 99.1
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                                                             CONTACT: Jan Sneed
                                                             518-962-4360
                                                             917-543-4125



                              FOR IMMEDIATE RELEASE

New York, New York, July 20, 2004....Grey Global Group Inc. (NASDAQ: GREY)
confirmed today that Goldman Sachs & Co. and JP Morgan are assisting it in exploring alternatives focused on enhancing shareholder value. The Company stated that there is no assurance that this exploration will result in any specific transaction, or as to what the terms or form of any such transaction may be. The Company did indicate, however, that it does not intend to pursue a sale of individual business units in connection with this process.

The Company also stated that it does not expect to disclose developments with respect to its exploration of alternatives unless required.

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Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

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